Exhibit 99.1

China Medicine Receives Grant for ADTZ Project from the Education Department of Guangdong Province

Guangzhou, China, September 27, 2007 - China Medicine Corporation (“CMC” or the “Company”) (OTC Bulletin Board: CHME), a leading distributor of prescription and over the counter pharmaceutical products, traditional Chinese medicines (finished medicines made of Chinese herbs), Chinese herbs, nutritional supplements, dietary supplements, medical supplies and medical formulations today announced the Aflatoxin-detoxifizyme (ADTZ) project developed by Guangzhou Co-win Bioengineering Co., Ltd. (“Co-win Bioengineering”) was granted an aggregate of approximately $106,400 USD (RMB 800,000) in funds from the Education Department of Guangdong Province on September 17, 2007 to support its ADTZ product commercialization. Approximately one third of the funds can be used immediately with the balance available three months thereafter.

The ADTZ project has been identified by the local government as one of eight important technology transfer projects in the universities of Guangdong Province of China. Co-win Bioengineering is an enterprise jointly owned by Guangzhou Konzern Medicine Co., Ltd (“Konzern”), CMC’s directly wholly owned subsidiary and Guangzhou Ji'nan Science & Technology Industrial Group Co., Ltd. (“Ji’nan University”). Through Konzern, CMC indirectly holds 70 percent of Co-win Bioengineering.

Co-WIN Bioengineering has been working closely on the ADTZ product with Ji’nan University over the past several years. Aflatoxin-detoxifizyme (ADTZ) is derived from an edible fungus which is non-toxic to humans and animals and is the first enzyme in the world to show efficacy in separating and detoxifying aflatoxin in food and feed while also showing initial promising results in treating liver and stomach cancer.  Additionally, it has found that enzymec sensors based in the Company’s ADTZ product can be used in inspections and quality control situations for use in customs, health care, food and feed production. It is also believed that there will be applications in transgenic technology, for example, transgenic peanuts with a resistance to aflatoxin. Co-Win Bioengineering has three related patents registered in China.

“We are pleased to receive this grant from the Education Department of Guangdong Province and believe it represents a significant accomplishment for China Medicine as we look to commercialize our ADTZ product,” commented Mr. Sheshan Yang, CEO of CMC. “The government strongly supports the local universities to transfer their lab technologies into the commercialization phase as a means to address issues which are negatively impacting its citizens. Currently, many foods and grains have been found to contain aflatoxins which are known cancer causing agents which force many manufacturers to dispose of products which can otherwise be treated with the Company’s ADTZ product. With this support from the local government, we believe we are moving closer towards commercialization of our ADTZ product and look forward to updating investors on our future progress.”

About China Medicine Corporation

China Medicine is a distributor of medical products, traditional pharmaceutical medicines, traditional Chinese medicines, Chinese herbs and dietary supplements to over 28 provinces and 2,500 customers within China. The Company sells more than 1,500 products and is actively building a pipeline of proprietary traditional and Chinese herbal remedy products targeting oncology, high blood pressure and the removal of Aflatoxins from food and animal feed. For more information visit the Company's website at http://www.chinamedicinecorp.com .

Safe Harbor Statement

This press release contains forward-looking statements concerning China Medicine Corporation's business and products. The actual results may differ materially depending on a number of risk factors including, but not limited to, the following: general economic and business conditions, development, shipment, market acceptance, additional competition from existing and new competitors, changes in technology, and various other factors beyond its control. All forward-looking statements are expressly qualified in their entirety by this Cautionary Statement and the risks factors detailed in the Company's reports filed with the Securities and Exchange Commission. China Medicine Corporation undertakes no duty to revise or update any forward- looking statements to reflect events or circumstances after the date of this release

For more information, please contact:

Company Contact:
Lin Li, China Medicine Corporation
Tel: +1-732-438-8866
Email: zhlin922@yahoo.com

Investor Contact:
Matt Hayden, Hayden Communications
Tel: +1-858-704-5065
Email: matt@haydenir.com